UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):                 April 28, 2000


                               FACTUAL DATA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Colorado                      0-24205               84-1449911
-------------------------------    ------------------------   ----------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    ----------------------------------------
                    (Address of principal executive offices)



                                 (970) 663-5700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         On April 28, 2000, the registrant entered into an Affiliate Services Agreement (Lease Expansion) with Experian Information Solutions, Inc. ("Experian"). The registrant leased Experian's customer base in certain zip code areas (primarily Colorado) with the exception of some of Experian's national accounts. The Agreement will be treated for accounting purposes similar to a capital lease under which an asset and corresponding liability will be booked to reflect the future revenues purchased by the registrant from Experian and the future payments the registrant is obligated to make to Experian over the next five years.

         In addition, the Agreement provides for rebates to the registrant if report volumes achieve various levels. Experian has the right to cancel the Agreement after year five if the registrant has not increased the basic report volume by 50% by then.

         The Agreement, which contains other important provisions, is attached hereto as an exhibit and is incorporated hereby this reference; the introduction above is qualified by such reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements--not required.

         (b)      Exhibits--filed herewith


          Number                    Description
         ---------          ------------------------------------
         10.1               Experian Affiliate Services Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      FACTUAL DATA CORP.



Date:  August 15, 2000                            By: /s/ J.H. Donnan
                                                      -----------------------
                                                      J.H. Donnan,
                                                      Chief Executive Officer